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                                  EXHIBIT 10.10

                            STOCK PURCHASE AGREEMENT


         This STOCK PURCHASE AGREEMENT (the "Agreement") is made as of January 23, 2001, by and among Hollenshead Capital Management LLC, a Nevada limited liability company (the "Purchaser"), BioSys, Inc., an Ohio corporation (the "Company") and American Bio Medica Corporation, a New York corporation (the "Shareholder").

         In consideration of the mutual promises, representations, warranties, covenants and conditions set forth in this Agreement, the parties hereto agree as follows:

         1.       Purchase and Sale of Common Stock; Purchase Price; Payment.

                  (a) Purchase and Sale; Purchase Price. Subject to the terms and conditions of this Agreement, the Purchaser shall purchase from the Shareholder and the Shareholder shall sell, assign and transfer to the Purchaser, at the Closing (as defined below) and as of the Closing Date (as defined below), all right, title and interest of the Shareholder in and to the
57.57576 shares of common stock of the Company (the "Common Stock") held by the Shareholder (the "Shares"), for an aggregate purchase price of Three Hundred Eighty Thousand Dollars ($380,000) (the "Purchase Price").

                  (b) Payment. At the Closing and on the Closing Date, the Purchaser shall pay to the Shareholder the aggregate Purchase Price by certified check, wire transfer or by other mutually agreeable manner.

         2. Representations and Warranties of the Shareholder. The Shareholder represents and warrants to the Purchaser on and as of the date hereof and as of the Closing Date as follows:

                  (a) Authorization of the Shareholder. The Shareholder has full power and authority to execute and deliver this Agreement and to perform its obligations hereunder. All action on the part of the Shareholder necessary for the authorization, execution and delivery of this Agreement and for the performance of all obligations of the Shareholder hereunder has been taken and this Agreement constitutes valid and legally binding obligations of the Shareholder, enforceable in accordance with its terms.

                  (b) Issuance of and Title to Common Stock. The Common Stock that is being purchased by the Purchaser hereunder is duly and validly issued, fully paid, and nonassessable. The Shareholder is the record owner of, and has good title to, the shares of Common Stock, free and clear of any liens, claims, encumbrances, restrictions, agreements and defects of any kind or nature whatsoever and, upon the sale and transfer by the Shareholder of its certificate or certificates therefor to the Purchaser pursuant to this Agreement, the Shareholder will confirm and vest in the Purchaser good and valid title to their respective shares, free and clear of any and all claims, liens, charges, encumbrances, restrictions, agreements and defects of any kind or nature whatsoever.

                  (c) Claims Against the Purchaser or the Company. The Shareholder does not have any presently existing claim, demand, action or cause of action, whether at law or in equity, whether accrued, contingent, fixed or otherwise, which the Shareholder might hereafter attempt to assert against the Purchaser or the Company or any of their respective attorneys, accountants, parents, subsidiaries, affiliates, predecessors, officers, directors, employees or stockholders, of any kind, character or description whatsoever, arising out of, related to or in any manner connected with, either directly or indirectly, their participation as an employee, director, officer or shareholder of the Company, including but not limited (i) to any rights to purchase or receive shares of Common Stock, (ii) presently existing claim or basis for a claim for indemnification from the Company pursuant to the Company's articles of incorporation or bylaws, or any agreement or law, or (iii) any loans or


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debt.

         3. Representations and Warranties of the Company. The Company represents and warrants to the Purchaser on and as of the date hereof and on and as of the Closing Date as follows:

                  (a) Organization of the Company. The Company is a corporation duly organized, validly existing, and in good standing under the laws of the State of Ohio and has all requisite corporate power and authority to own and operate its properties and assets and to carry on its business as now conducted and as proposed to be conducted. The Company is qualified to do business in Ohio and Michigan.

                  (b) Authorization of the Company. The Company has full power and authority to execute and deliver this Agreement and to perform its obligations hereunder. All action on the part of the Company necessary for the authorization, execution and delivery of this Agreement and for the performance of all obligations of the Company hereunder has been taken and this Agreement constitutes valid and legally binding obligations of the Company, enforceable in accordance with its terms.

                  (c) Corporate Matters. The authorized shares of the Company consists of 850 shares of Common Stock, of which 303.0303 shares have been issued and are currently outstanding, and are owned by the shareholders in the amounts listed on Schedule 3(c)(i). The directors and officers of the Company are listed on Schedule 3(c)(ii). The Company does not own or control, directly or indirectly, any interest in any other corporation, association, or other business entity and the Company is not a participant in any joint venture, partnership, or similar arrangement.

                  (d) Options, Commitments, Agreements. Except for the option granted to Peter Savarino whereby he has the right to acquire up to 1% of the issued and outstanding shares of the Company, and other than rights held by the Purchaser, there are no existing options, warrants, commitments or agreements of any kind or nature whatsoever calling for or relating to the issuance of the Common Stock or other securities of the Company, nor do there exist any agreements, trusts or understandings relating to the voting, redemption or transfer of Common Stock or other securities of the Company.

                  (e)      Intellectual Property.

                           (i) The Company has good and marketable title to all rights, title, and interest in and to all of the Company's Intellectual Property (as defined below), and such Intellectual Property is free and clear of any claims of former or present employees, agents, consultants or contractors or other persons or entities and is not subject to any liens. The term "Intellectual Property" shall mean all intellectual property rights, including, without limitation,
                  (i) all trademark and service mark registrations and applications therefor and all trade names, trademarks and service marks, whether or not registered or registrable; (ii) the goodwill pertaining thereto; (iii) all copyrightable works, all copyrights, and all applications, registrations, and renewals in connection therewith, whether or not registered; (iv) all inventions (whether patentable or unpatentable and whether or not reduced to practice), all improvements thereto, and all patents and pending patent applications together with all reissuances, continuations, continuations-in-part, revisions, extensions, and reexaminations thereof; (v) all trade secrets and confidential business information (including research and development, know-how, formulas, compositions, manufacturing and production processes and techniques, technical data, designs, drawings, specifications, customer and supplier lists, pricing and cost information, and business and marketing plans and proposals);
                  (vi) all proprietary know-how, computer programs and software, and other related items and other data used in and related to the Company's business; (vii) all trademark licenses, royalty agreements, patent licenses and other licenses used in the Company's business; (viii) all technology used in the operation of the Company's business; and (ix) all causes of action for infringement and/or misappropriation of the foregoing, now existing or arising in the future. Set forth on
                  Schedule 3(e)(i) is a list of the Company's patents, patent applications, trademark registrations, trademark applications, copyright registrations, and copyright applications. All such Intellectual Property is valid and enforceable and properly applied for.


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                           (ii)  Except as set forth on Schedule 3(e)(ii), there
                  are no additional patents, patent applications, trademark registrations, trademark applications, copyright registrations or copyright applications owned by or registered in the name of the Company. There are no licensing agreements with respect to any Intellectual Property to which the Company is a party either as a licensor or licensee which currently is used, useful or necessary to operate the Company's business as now being conducted. The operation of the Company's business, including, but not limited to any products to be manufactured and sold by the Company, and the use of the Intellectual Property owned or licensed by the Company do not conflict with or infringe upon third party-owned Intellectual Property.
                  There are no actions, suits, claims, demands, legal or administrative proceedings, or governmental investigations or any actions before any arbitrator, arbitrator panel or other dispute resolution panel that has been served on the Company or, to the best knowledge of the Company, threatened alleging that the technology used in the operation of the Company's business or the use of the Intellectual Property owned or licensed by the Company conflicts with, is a misappropriation of, or infringes upon third-party Intellectual Property. There is no unauthorized use of the Company's Intellectual Property by third-parties.

                           (iii) All present and former employees of and
                  consultants to the Company who have in any way participated in the development of any Intellectual Property of the Company were, at the time such work was performed, bound by written agreements providing for assignment to the Company of all ownership rights in any inventions and copyrightable subject matters resulting from the work ("Invention Agreement"). The forms of Invention Agreement are attached to Schedule 3(e)(iii), are enforceable and have not been challenged by any of such employees or consultants.

                           (iv) All rights, including, but not limited to copyrights, in any and all computer software used by or in any products contemplated to be sold by the Company are owned exclusively by the Company.

                  (f) Litigation and Investigations. There are no actions, suits, legal or administrative proceedings or governmental investigations pending or, to the best knowledge of the Company, threatened against or affecting or relating to the Shares, the Company, its business or any of its property or assets, nor any judgments, decrees, orders, rulings, writs or injunctions specifically referring to the Shares or the Company.

                  (g) Taxes. All tax returns, including, without limitation, income, sales, employment and personal property tax returns, required to be filed by the Company on or prior to the date hereof with the United States or any state or any other governmental agency or authority have been duly prepared and filed, and were true and correct and complete. The Company has withheld and paid all taxes required to have been withheld and paid in connection with amounts paid or owing to its employees, independent contractors, creditors and shareholders, except for such taxes which are accrued for periods after December 31, 2000. All taxes, penalties and interest due by the Company have been paid. No shareholder, director or officer of the Company or employee of the Company responsible for tax matters expects any authority to assess any additional taxes for any period for which tax returns have been filed or is aware of any basis therefor. There is no dispute or claim concerning any tax liability of the Company either (i) claimed or raised by any authority in writing, or (ii) as to which any shareholder, director or officer of the Company or employee of the Company responsible for tax matters has knowledge based upon personal contact with any agent of such authority. The Company has not received any notice of assessment of additional taxes and has not executed or filed with any taxing authority any agreement extending the period for assessment of any income or other taxes. The Company has never been audited by any federal, state or local taxing authority nor is the Company currently the subject of an audit.

                  (h) Property. The Company does not own any real property. The Company leases real property located at 3810 Packard Road, Suite 110, Ann Arbor, Michigan 48108.

                  (i) Compliance with Laws. The Company's business is being conducted in compliance with all laws, ordinances and regulations of any governmental authority applicable to the Company, except where such non-compliance would not have a material adverse effect on the


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Company. The Company has not received any notice or complaint from any governmental agency or authority and none is threatened, alleging that the Company has violated any requirement, law, ordinance or regulation.

         4. Representations and Warranties of the Purchaser. The Purchaser represents and warrants to the Company and the Shareholder as follows:

                  (a) Authorization of the Purchaser. The Purchaser has full power and authority to execute and deliver this Agreement and to perform its obligations hereunder. All action on the part of the Purchaser necessary for the authorization, execution and delivery of this Agreement and for the performance of all obligations of the Purchaser hereunder has been taken and this Agreement constitutes valid and legally binding obligations of the Purchaser, enforceable in accordance with its terms.

                  (b) Securities Laws Matters. The Purchaser is an "accredited investor" within the meaning of Securities and Exchange Commission Rule 501 of Regulation D.

         5.       Closing and Closing Date.

                  (a) Time and Place. The closing of the purchase and sale of the Common Stock contemplated herein (the "Closing") shall occur at such place and time as is mutually agreed to by the parties hereto after the satisfaction or waiver of all conditions to the obligations of the parties to consummate the transactions contemplated hereby (which time, date, and place are referred to in this Agreement as the "Closing Date").

                  (b) Deliveries and Actions. As part of the Closing, the Company, the Shareholder and the Purchaser shall make the following deliveries and taking the following actions:

         (i) The Company/Shareholder shall deliver to the Purchaser a stock certificate(s) representing all of the Common Stock being purchased and sold hereunder duly registered in the name of the Shareholder, endorsed in blank or with accompanying stock powers duly signed.

                           (ii) The Shareholder shall deliver to the Purchaser an assignment of all of the Shareholder's rights in the Voting Agreement, dated July 31, 2000 and the Loan Conversion Agreement, dated July 31, 2000, in a form satisfactory to the Purchaser (the "Assignment"). (iii) The Company shall deliver its consent to the Assignment in a form satisfactory to the Purchaser.

                           (iii) The company shall deliver its consent to the Assignment in a form satisfactory to the Purchaser.

                           (iv) The Purchaser shall deliver to the Shareholder the aggregate Purchase Price.

         6.       Indemnification.

                  (a) The Shareholder and the Company agree to indemnify and hold harmless the Purchaser, and their successors and assigns, against and with respect to, any and all loss, injury, liability, claim, assessment, damage or expense (including, without limitation, reasonable attorneys' fees), court costs and amounts paid in settlement of claims, of any kind or character arising out of or in any manner incident, relating or attributed to, any inaccuracy in, or breach or violation of, the representations and warranties made by the Shareholder or the Company and the covenants and agreements undertaken by them pursuant to this Agreement, whether or not such inaccuracy or breach or violation was known to, or should have been known by, any of the parties hereto on the Closing Date.

                  (b) The Purchaser agrees to indemnify and hold harmless the Shareholder and


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the Company, and their successors and assigns, against and with respect to, any and all loss, injury, liability, claim, assessment, damage or expense (including, without limitation, reasonable attorneys' fees), court costs and amounts paid in settlement of claims, of any kind or character arising out of or in any manner incident, relating or attributed to, any inaccuracy in, or breach or violation of, the representations and warranties made by the Purchaser and the covenants and agreements undertaken by them pursuant to this Agreement, whether or not such inaccuracy or breach or violation was known to, or should have been known by, any of the parties hereto on the Closing Date.

         7.       Miscellaneous.

                  (a) Entire Agreement; Amendment. This Agreement constitutes the entire agreement and understanding of the parties hereto with respect to the subject matter hereof. No representation, inducement, agreement, promise or understanding altering, modifying, amending, taking from or adding to the terms and conditions hereof shall have any force and effect unless the same is in writing and validly executed by the parties hereto.

                  (b) Notices. All notices or other communications required or permitted hereunder shall be in writing and shall be deemed to have been duly given if physically delivered, telephonically transmitted by telecopier or other similar means, or three (3) days after having been deposited in the United States Mail, as certified mail with return receipt requested and with postage prepaid, addressed to the recipient as follows:

                  If to the Shareholder, to:

                           Stan Cipkowski
                           President
                           American Bio Medica Corporation
                           122 Smith Road
                           Kinderhook, NY  12106

                  If to the Company, to:

                           Gerald Moore
                           BioSys, Inc.
                           3810 Packard Road
                           Suite 110
                           Ann Arbor, MI  48108

                  If to any of the Purchaser, to:

                           Joseph Hollenshead
                           Hollenshead Capital Management LLC
                           9030 West Sahara #410
                           Las Vegas, NV  89117

The addresses and other information so indicated for any party may be changed by similar written notice.

                  (c) Parties in Interest. This Agreement shall be binding upon and inure to the benefit of, and be enforceable by, the parties hereto and their respective permitted successors and assigns, heirs and personal representatives.

                  (d) Assignment. The rights and obligations provided by this Agreement shall not be assignable by the Purchaser on the one hand and the Shareholder or the Company on the other hand without the prior written consent of the Shareholder and the Company or the Purchaser, as the case may be.


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                  (e)      Counterparts. This Agreement may be executed in any
number of counterparts, each of which shall be treated as an original but all of which, collectively, shall constitute a single instrument.

                  (f) Severability. In the event that any one or more of the provisions of this Agreement should be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby.

                  (g) Captions. The captions and headings of the sections and the subsections have been inserted as a matter of convenience and reference only and shall not control or affect the meaning or construction of this Agreement.

                  (h) Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Ohio without regard to its rules regarding choice of law.

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.


PURCHASER:                                  SHAREHOLDER:

HOLLENSHEAD CAPITAL MANAGEMENT              AMERICAN BIO MEDICA CORPORATION
LLC


By: /s/ Joseph Hollenshead                  By: /s/ Stan Cipkowski
   -----------------------------------         ---------------------------------
    Joseph Hollenshead                          Stan Cipkowski



COMPANY:

BIOSYS, INC.


By: /s/ Gerald Moore
   -----------------------------------
    Gerald Moore


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                        EXHIBIT 1 - INTELLECTUAL PROPERTY

THE EDENS REPRESENT THAT THEY ARE THE SOLE OWNERS OF THE ENTIRE RIGHT, TITLE AND INTEREST IN AND TO THE FOLLOWING:

        - DEVICE AND METHOD FOR USE IN DETECTING MICROORGANISMS IN A SAMPLE -- US PATENT 5,366,873.
        -   CONTAINER DEVICE AND METHOD FOR USE IN DETECTING MICROORGANISMS IN
            A SAMPLE -- GB PATENT 2,309,081.
        -   TRANSPARENT VIAL -- DESIGN PATENT APPLICATION 29/089596.
        - METHOD AND DEVICE FOR CONCENTRATING SELECTED GROUPS OF MICROORGANISMS -- PROVISIONAL APPLICATION 60/097,627.
        - INSTRUMENT FOR DETECTION OF MICROORGANISMS -- PROVISIONAL APPLICATION 60/086,503.
        -   KNOW-HOW, AND TRADE SECRETS.
        -   USE OF MICROSYS AND BIOSYS NAMES.



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